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                                                                    EXHIBIT 99.2

EOTT ENERGY ANNOUNCES RECAPITALIZATION PLAN

FOR IMMEDIATE RELEASE: Friday, Sept. 7, 2001

         HOUSTON - EOTT Energy Partners, L. P. (EOTT) announced today a recapitalization plan which includes the conversion of all outstanding subordinated units and additional partnership interests (APIs) into common units and the implementation of a refinancing plan. Upon successful completion of the plan, the board of directors of its general partner, EOTT Energy Corp., intends to increase the annual cash distribution on common units from $1.90 to $1.95. Elements of the plan require unitholder approval, which will be sought later this year.

         "We believe that the plan enhances the value of EOTT's common units and places our common unitholders in a position to realize immediate benefit from increases in the partnership's available cash," said Stan Horton, chairman and CEO of EOTT.

CONVERSION OF SUBORDINATED UNITS INTO COMMON UNITS

         A key component of the plan is the conversion of all subordinated units to common units. Enron Corp. (NYSE: ENE) and Koch Petroleum Group, L.P. (Koch) have agreed to convert all 9.0 million outstanding subordinated units and $9.3 million of APIs into approximately 4.3 million common units. These changes in capital structure are expected to enhance EOTT's ability to increase cash distributions to its common unitholders. An amendment to the partnership agreement will be required to affect this conversion.

FINANCINGS

         As part of its recapitalization plan, EOTT intends to affect equity and long-term debt offerings to refinance short-term debt incurred in connection with its $117 million asset acquisition completed in June 2001. It also intends to replace its existing working capital credit facility with a new facility with lending institutions. An amendment to the partnership agreement is not required for the financings, which are anticipated to be completed by year-end.

UNITHOLDER APPROVAL AND PROXY

         The amendment to the partnership agreement must be approved by a favorable vote of holders of at least two-thirds of each of the outstanding common units and subordinated units.


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Additional details regarding the recapitalization will be included in proxy materials to be mailed to unitholders this fall. Lehman Brothers acted as sole financial advisor to EOTT on the recapitalization.

EOTT Energy Partners, L. P. is a major independent marketer and transporter of crude oil in North America. EOTT transports most of the lease crude oil it purchases via pipeline, which includes 8,200 miles of EOTT's intrastate and interstate pipeline and gathering systems, and a fleet of 285 owned or leased trucks. In addition, EOTT owns and operates a hydrocarbon processing plant; a natural gas liquids storage facility; and a liquid pipeline grid system. EOTT Energy Corp., a wholly owned subsidiary of Enron Corp., is the general partner of EOTT Energy Partners, L.P. with headquarters in Houston, Texas. EOTT's Internet address is www.eott.com . The partnership's common units are traded on the New York Stock Exchange under the ticker symbol "EOT."

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This press release does not constitute an offer of any security, and any such offer must be made only by means of a prospectus. Any forward-looking statements are not guarantees of future performance, and involve significant risks and uncertainties, and actual results may vary materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include our success in raising additional capital on favorable terms through one or more equity and debt offerings, our success in refinancing our existing credit arrangement on favorable terms, success in obtaining additional lease barrels and maintaining existing lease crude oil barrels, demand for various grades of crude oil or other petroleum products and the resulting changes in pricing relationships, ability to process and deliver liquids products, our ability to operate the hydrocarbon processing facility efficiently and cost effectively, developments relating to possible acquisitions or business combination opportunities, industry conditions, cost of compliance with environmental laws, the ability of the partnership to avoid environmental liabilities, developments at FERC relating to pipeline tariff regulation, the successful resolution of litigation, the success of the partnership's risk management activities, and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. Although the partnership believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that these are all the factors that could cause actual results to vary materially from the forward-looking statements or that its expectations regarding future developments will prove to be correct.

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